AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TELETRAC HOLDINGS, INC.

         The undersigned being the duly elected Vice President and Secretary of TELETRAC HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Teletrac Holdings, Inc. The date of the filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 14, 1997.

         2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation as amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 31, 1997, and (i) was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by a stockholder consent in lieu of a meeting of the stockholders, with the holders of eighty percent (80%) of the outstanding shares of the Corporation's Series A Redeemable Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in addition to the holders of a majority of the outstanding shares of the Corporation's Class A Common Stock, par value $.01 per share, and Series A Preferred Stock (on an as converted basis) voting together as a single class, consenting to the adoption of this Certificate of Incorporation in accordance with the provisions of Sections 228 and 242 of the DGCL and the terms of the Certificate of Incorporation, as amended, such holders being all of the holders of the Corporation's capital stock entitled to vote thereon.

         3. The text of the Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

         The name of the Corporation is Teletrac Holdings, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.


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                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is three million one hundred twenty-seven thousand eight hundred sixty-five (3,127,865) shares, consisting of:

                  (1) one million five hundred thousand (1,500,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock");

                  (2) seventy thousand (70,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock");

                  (3) one hundred sixty-seven thousand three hundred eighty-eight (167,388) shares of Series A Redeemable Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

                  (4) twenty three thousand eighty nine (23,089) shares of Series A1 Redeemable Convertible Participating Preferred Stock, par value $.01 per share (the "First Series of Diluted Series A Preferred Stock");

                  (5) five hundred sixty seven thousand three hundred eighty eight (567,388) shares of Undesignated Preferred Stock, par value $.01 per share, with such designations, rights, preferences and privileges and such qualifications, limitations and restrictions as the Board of Directors shall determine from time to time pursuant to Part E of Article IV hereof (the "Undesignated Preferred Stock");

                  (6) four hundred thousand (400,000) shares of Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); and

                  (7) four hundred thousand (400,000) shares of Redeemable Preferred Stock, par value $.01 per share (the "Redeemable Preferred Stock").

         The Class A Common Stock and the Class B Common Stock are hereafter collectively referred to as the "Common Stock." As described in Section 4(k) of Part A hereof, outstanding shares of Series B Preferred Stock may, from time to time, convert on a share-for-share basis to a new series of preferred stock (each such new series, a "New Series of Diluted Series B Preferred Stock") issued from the Undesignated Preferred Stock. All New Series of Diluted Series B Preferred Stock are hereafter collectively referred to as the "Diluted Series B Preferred Stock." The Series B Preferred Stock and the Diluted Series B Preferred Stock are hereafter collectively referred to as the "Series B Stock." As described in Section 4(k) of Part C hereof, outstanding shares of Series A Preferred Stock may, from time to time, convert on a share-for-share basis to a new series of preferred stock (each such new series, a "New Series of Diluted Series A Preferred Stock") issued from the Undesignated Preferred Stock. The First Series of Diluted Series A Preferred Stock and all New Series of Diluted Series A Preferred Stock are hereafter collectively referred to as the "Diluted Series A Preferred Stock." The Series A Preferred Stock and the Diluted Series A Preferred Stock are hereafter collectively referred to as the "Series A Stock." The Series B Preferred Stock, the Diluted Series B Preferred Stock, the Redeemable Preferred Stock, the Series A Preferred Stock, the Diluted Series A Preferred Stock and the Undesignated Preferred Stock, are hereafter collectively referred to as the "Preferred Stock."

         The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

         A. SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

                  1.         Dividends.

                           (a) The holders of the Series B Preferred Stock shall be entitled to receive cumulative, compounding dividends ("Series B Cumulative Dividends") at a rate per annum of five percent (5%). Such dividends shall accrue on a daily basis, shall be cumulative from the date of original issue and shall be payable out of funds legally available therefor, when and as declared by the Board of Directors and, in any event, upon redemption or conversion of the Series B Preferred Stock or any liquidation of the Corpo ration. Each such Series B Cumulative Dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register on the applicable record date, and in the event that Series B Cumulative Dividends are not paid as of any calendar year end, such dividends shall thereafter compound and accrue additional Series B Cumulative Dividends at the applicable dividend rate.

                           (b) For so long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any shares of any other class or classes of stock of the Corporation or any series thereof, nor shall any shares of capital stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for shares of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, (ii) for conversion of any series of Preferred Stock to another series of Preferred Stock, (iii) for conversion of Series B Preferred Stock to Redeemable Preferred Stock and Common Stock, (iv) for redemption of Redeemable Preferred Stock under the terms set forth in Part B hereof, and (v) for repurchases of shares of Common Stock by the Corporation under employee stock plans and programs approved by the Board of Directors), provided that the repurchase price does not exceed the lesser of (A) the purchase price paid to the Company for such shares and (B) the fair market value of such shares at the time of such repurchase (as determined by the Board of Directors in its sole discretion).

                           (c) In addition, the holders of the Series B
         Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends (other than dividends paid in additional shares of Common) at the same rate as dividends are paid with respect to the Common Stock (treating each share of Series B Preferred Stock as being equal to the maximum number of shares of Common Stock into which each such share of Series B Preferred Stock could then be converted pursuant to the provisions of Section 4 hereof).

                  2.       Liquidation Events and Corporate Dispositions.

                           (a) Liquidation Events. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of the Series B Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders: (i) before any payment shall be made to the holders of any other capital stock of the Corporation ranking on liquidation junior to the Series B Stock, an amount equal to $75.00 per share for each share of Series B Preferred Stock then held by such holder (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares), plus a sum equal to all Series B Cumulative Dividends (whether or not earned or declared) on such shares of the Series B Preferred Stock to the date of final distribution (the "Series B Liquidation Preference Amount"); and (ii) after the payment of the Series B Liquidation Preference Amount, the Series A Liquidation Preference Amount (as defined in
         Section 2(a) of Part C hereof) and any other amounts to be distributed to holders of capital stock of the Company in preference to the holders of the Common Stock, if any, upon any Liquidation Event, any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, Series A Stock (if, and only if, such holders of Series A Stock participate in the distribution with the holders of Common Stock pursuant to Section 2(a) of Part C hereof) and the Series B Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock, (ii) issuable upon conversion of the shares of Series A Stock held by a holder of Series A Stock pursuant to Section 4 of Part C hereof immediately prior to the occurrence of any such Liquidation Event, and (iii) issuable upon conversion of the shares of Series B Stock held by a holder of Series B Stock pursuant to Section 4 hereof immediately prior to the occurrence of any such Liquidation Event (the "Residual Series B Liquidation Amount" and, together with the Series B Liquidation Preference Amount, the "Total Series B Liquidation Amount"). If the assets and funds available for distribution among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to the holders of the Series B Preferred Stock of the full Series B Liquidation Preference Amount, then the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and Diluted Series B Preferred Stock (if any). The provisions of this Section 2 shall not in any way limit the right of the holders of Series B Preferred Stock to elect to convert their shares into Redeemable Preferred Stock and Common Stock pursuant to Section 4(a) hereof prior to or in connection with any such Liquidation Event.

                           (b) Corporate Dispositions. In the event of (i) a merger or consoli dation of the Corporation with or into another corporation (with the result that less than a majority of the outstanding voting power of the surviving corporation is held by persons who were stockholders of the Corporation immediately prior to such event), (ii) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, or
         (iii) any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) by a person or entity not affiliated with the Corporation or any of its stockholders, the effect of which is that such party beneficially owns at least a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately after such purchase (each, a "Corporate Disposition"), the holders of Series B Preferred Stock shall be entitled to the application of the provisions of this Section 2(b) upon the occurrence of such Corporate Disposition unless the holders of not less than a majority of the outstanding shares of Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together on an as-converted basis), shall have elected the application of the provisions of Section 4(j) hereof. In the event of a Corporate Disposition, then, as a part of and as a condition to the effectiveness of such Corporate Disposition (unless such holders shall have elected the application of the provisions of Section 4(j) hereof), the Corporation shall, on the effective date of such Corporate Disposition, redeem all of the outstanding shares of Series B Preferred Stock for an amount equal to the Total Series B Liquidation Amount (as calculated pursuant to Section 2(a) hereof). The provisions of this Section 2 shall not in any way limit the rights of the holders of Series B Preferred Stock to elect the application of the provisions of Section 4(j) hereof or Section 4(a) of Part B hereof in connection with a Corporate Disposition.

                           (c) Surrender of Certificates. On the effective date of any Corporate Disposition, the Corporation shall pay all cash and other consideration to which the holders of Series B Preferred Stock shall be entitled under this Section 2. Upon receipt of such payment, each holder of shares of Series B Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), and each surrendered certificate shall be canceled and retired.

                           (d) Notice. Prior to the occurrence of any Liquidation Event or Corporate Disposition, the Corporation will furnish each holder of Series B Preferred Stock notice in accordance with Section 7 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such

         Liquidation Event or Corporate Disposition, stating in reasonable detail the amount(s) per share of Series B Preferred Stock each holder of Series B Preferred Stock would receive pursuant to the provisions of
         Section 2(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Corporate Disposition, describing in reasonable detail all material terms of such Corporate Disposition, including without limitation the consideration to be delivered in connection with such Corporate Disposition, the valuation of the Corporation at the time of such Corporate Disposition and the identities of the parties to the Corporate Disposition.

                  3.       Voting.

                           (a) General. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series B Preferred Stock shall be entitled to vote on all matters submitted to a stockholder vote or consent. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the maximum number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible in accordance with the provisions of Section 4 hereof at the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of Preferred Stock and the Common Stock shall vote together as a single class on all matters.

                           (b) Board of Directors. The holders of Preferred Stock shall be entitled to vote as a class (with all series of Preferred Stock voting together as a single class, on an as-converted basis) for the election of two (2) directors. The remainder of the directors shall be elected by the holders of the Preferred Stock and the Common Stock voting together as a single class. In any vote by the holders of the Preferred Stock each share of Series B Preferred Stock shall be entitled to the number of votes determined as provided in
         Section 3(a).

                  4. Conversion Rights. The holders of Series B Preferred Stock shall have conversion rights as follows:

                           (a) Conversion Upon Election of Holders. At any time, the holders of the shares of Series B Preferred Stock shall be entitled, by written election of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together on an as-converted basis) and without the payment of any additional consideration, to cause all of the outstanding shares of Series B Preferred Stock to be automatically converted into (i) the number of shares of Class A Common Stock which results from dividing
         (A) the Conversion Value of the Series B Preferred Stock, which shall be $75.00 per share by (B) the Series B Conversion Price (as defined below) then in effect at the time of conversion and (ii) one share of Redeemable Preferred Stock per share of Series B Preferred Stock. The "Series B Conversion Price" shall be $75.00 subject to adjustment, from time to time, as provided in Section 5 hereof. Upon the election to so convert in the manner and on the basis specified in this Section 4(a), all holders of the Series B Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series B Preferred Stock pursuant to this Section 4(a).

                           (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock on the basis provided in Section 4(a) above (i) upon the closing of an underwritten public offering pursuant to an effective registration statement under Securities Act of 1933, as amended (the "Securities Act"), provided that (A) such registration statement covers the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $30,000,000 at a price per share reflecting a pre-money valuation for the Corporation's equity of at least $180,000,000, and (B) either (x) all outstanding shares of Redeemable Preferred Stock are redeemed immediately upon and as of the closing of such offering or (y) contemporaneously with such offering cash in an amount sufficient to redeem all outstanding shares of Redeemable Preferred Stock is segregated and irrevocably held by the Corporation for payment to holders of Redeemable Preferred Stock in connection with the redemption thereof pursuant to Section 4 of Part B (a "Series B Qualified Public Offering"); or (ii) upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (662/3%) percent of the outstanding Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together on an as-converted basis), made in connection with the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock of the Corporation to the public which does not constitute a Series B Qualified Public Offering (a "Series B Non-Qualified Public Offer ing").

                           (c) Conversion Procedures. Upon conversion of the Series B Preferred Stock pursuant to Section 4(a) or Section 4(b) hereof, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing its Series B Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock and, if applicable, Redeemable Preferred Stock to which such holder shall be entitled upon conversion. The issuance and delivery of certificates for Common Stock and, if applicable, Redeemable Preferred Stock upon conversion of Series B Preferred

         Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conver sion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section 4(c), in the event that the holders of shares of Series B Preferred Stock elect to convert such shares in connection with any Liquidation Event or Corporate Disposition, the holders shall deliver notice of such conversion no later than five (5) days before the occurrence of such Liquidation Event or the closing of such Corporate Disposition and such notice shall be effective as of, and shall in all cases be subject to, the occurrence of such Liquidation Event or closing of such Corporate Disposition. If such Liquidation Event or Corporate Disposition occurs, all outstanding shares of Series B Preferred Stock elected to be converted shall be deemed to have been converted into shares of Common Stock and Redeemable Preferred Stock immediately prior thereto, and the Corporation shall make appropriate provisions for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event or Corporate Disposition and for the Redeemable Preferred Stock to be treated in the manner set forth in Section 2 of Part B.

                           (d) Effective Date of Conversion. A conversion of Series B Preferred Stock shall be effective (i) in the case of conversion pursuant to Section 4(a) hereof, as of the date of receipt by the Corporation of such holders' written election to convert or such later date as shall be specified in such election and (ii) in the case of an automatic conversion pursuant to Section 4(b) hereof, immediately prior to the closing of the Series B Qualified Public Offering or a Series B Non-Qualified Public Offering, as the case may be. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock and, if applicable, Redeemable Preferred Stock issuable upon such conversion shall, subject, in each case, to compliance with the conversion procedures in Section 4(c), be treated for all purposes as the record holder or holders of such shares of Common Stock and Redeemable Preferred Stock.

                           (e) No Impairment. The Corporation shall not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the Series B Preferred Stock against impairment.

                           (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of Common Stock or Redeemable Preferred Stock issuable upon any conversion of such Series B Preferred Stock, but in lieu thereof may make a cash payment for fair market value in respect thereof in any manner permitted by law.

                           (g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Class A Common Stock and Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Class A Common Stock and Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock and Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, excluding permits or authorizations relating to registration under Federal or state securities laws, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Class A Common Stock and Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all Series B Preferred Stock then outstanding.

                           (h) Adjustments to Series B Conversion Price. The Series B Conversion Price in effect from time to time shall be subject to adjustment through the effective date of the conversion of all of the then outstanding Series B Preferred Stock and regardless of whether any shares of Series B Preferred Stock are then issued and outstanding as follows:

                                    (i) Stock Dividends, Subdivisions and
                  Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Series B Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split, be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(h)(i) shall be given effect, upon payment of such a dividend or distribu tion, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                                    (ii) Sale of Common Stock. In the event the
                  Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding any shares of Common Stock issued (a) upon conversion of Preferred Stock or (b) upon the exercise of Excluded Options (as defined in Section 4(h)(iii) below)), for a consideration per share less than the Series B Conversion Price in effect immedi ately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Series B Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Series B Conversion Price by a fraction:

                                            (A) the numerator of which shall be
                           (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the number of shares of Common Stock which the total aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series B Conversion Price (prior to adjustment), and

                                            (B) the denominator of which shall
                           be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the number of such additional shares of Common Stock so issued.

                                    (iii) Sale of Options, Rights or Convertible
                  Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options or warrants to purchase up to 133,042 shares of Common Stock granted to officers, directors, employees, consultants, advisors or agents of the Corporation granted or issued pursuant to employee stock option plans and programs approved by the compensation committee of the Corporation's Board of Directors (collectively, the "Excluded Options")), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged to the fullest extent permitted by their terms) less than the Series B Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities, the Series B Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities shall forthwith be reduced to an amount determined by multiplying such Series B Conversion Price by a fraction:

                                            (A) the numerator of which shall be
                           (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible or exchangeable securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise, conversion or exchange thereof (the "Net Aggregate Consideration") would purchase at the Series B Conversion Price prior to adjustment, and

                                            (B) the denominator of which shall
                           be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged.

                                    (iv) Expiration or Change in Price. If the
                  consideration per share provided for in any options, warrants or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price which would have been in effect at such time had such options, warrants rights or convertible or exchangeable securities provided for such changed consideration per share (determined as provided in Section 4(h)(iii) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Series B Conversion Price will be made only as and to the extent that the Series B Conversion Price effective upon such adjustment remains less than or equal to the Series B Conversion Price that would be in effect if such options, warrants, rights or convertible or exchangeable securities had not been issued. No adjustment of the Series B Conversion Price shall be made under this Section 4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if an adjustment shall previously have been made upon the issuance of such options, warrants, rights or convertible or exchangeable securities. Any adjustment of the Series B Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the options, warrants, rights or convertible or exchangeable securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series B Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Series B Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

                           (i) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a non-cash dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period.

                           If the Common Stock or Redeemable Preferred Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock or Redeemable Preferred Stock, as the case may be, into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                           (j) Mergers and Other Reorganizations. If (i) at any time or from time to time there shall be a Corporate Disposition, and
         (ii) the holders of a majority of the outstanding shares of Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together on an as-converted basis) expressly elect in writing to have the provisions of this Section 4(j), and not the provisions of Section 2, apply to such transaction, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which such holders would have been entitled upon such capital reorganization, merger, consolidation or sale had such holders converted their shares of Series B Preferred Stock into Redeemable Preferred Stock and Common Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the Series B Conversion Price and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series B Preferred Stock. The provisions of this Section 4(j) shall not in any way limit the rights of the holders of Series B Preferred Stock under Sec tion 2 hereof if an election to have this Section 4(j) apply to such transaction is not made by such holders.

                           (k) Exceptions to Adjustment of Series B Conversion Price. Notwith standing anything herein to the contrary, in the event that (i) the Corporation completes an issuance of new securities (for purposes of this paragraph, the "New Securities") that results in an adjustment of the Series B Conversion Price pursuant to Section 4(h)(ii) or Section 4(h)(iii) and which the holders of Series B Preferred Stock had a right to purchase pursuant to Article IV of a certain Stockholders Agreement dated October 19, 1998 by and among the Corporation and certain of its stockholders (the "Stockholders Agreement") and (ii) any holder of the Series B Preferred Stock does not purchase its pro rata share (as defined in Article IV of the Stockholders Agreement) of such New Securities, then such holder (a "Non-Participating Series B Holder") shall not be entitled to the benefits of Section 4(h)(ii) or Section 4(h)(iii), as applicable, with respect to any adjustment to the Series B Conversion Price resulting from that issuance or any future issuances of New Securities and all of such Non-Participating Holder's shares of Series B Preferred Stock shall immediately and automatically, without further action by such Non-Participating Series B Holder, be converted on a share-for-share basis to a New Series of Diluted Series B Preferred Stock, which shall be identical in all respects to the Series B Preferred Stock except that (A) the Series B Conversion Price of such New Series of Diluted Series B Preferred Stock shall be equal to the Series B Conversion Price of the Series B Preferred Stock in effect immediately prior to the issuance of such New Securities and (B) the terms of such New Series of Diluted Series B Preferred Stock shall not contain any provision for adjustment thereof similar to Section 4(h)(ii) or Section 4(h)(iii) hereof. Prior to the issuance of any New Series of Diluted Series B Preferred Stock (x) the Board of Directors shall designate the number of shares and the New Series of Diluted Series B Preferred Stock to be issued in accordance with this Section 4(k) at that time and (y) the Corporation shall file all certificates and take all actions necessary to effectuate the foregoing. Any holder of Series B Preferred Stock whose shares are automatically converted pursuant to this Section 4(k) into shares of a New

         Series of Diluted Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock so converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series B Preferred Stock for conversion under this Section 4(k), the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of the New Series of Diluted Series B Preferred Stock to which such holder shall be entitled upon such automatic conversion. The issuance and delivery of certificates for a New Series of Diluted Series B Preferred Stock upon conversion of Series B Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Each share of Series B Preferred Stock converted pursuant to this
         Section 4(k) shall be canceled and retired as provided in Section 7 hereof. In the event that any Non-Participat ing Series B Holder fails to surrender its certificates as provided hereunder, such certificate shall nonetheless represent only the right to receive a New Series of Diluted Series B Preferred Stock, as provided hereunder.

                  Notwithstanding anything herein to the contrary, in no event shall the Corporation's issuance and sale of Additional Series B Preferred Shares (as defined in that certain Stock Purchase Agreement dated as of October 19, 1998, by and among the Corporation and the purchasers of Series B Preferred Stock (the "Purchase Agreement")), pursuant to the Purchase Agreement constitute an issuance of New Securities hereunder.

                           (l) Waiver. The holder or holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding Series B Preferred Stock may, by written notice to the Corporation, waive any adjustment to the Series B Conversion Price required under this Section 4.

                           (m) Notices. In each case of an adjustment or readjustment of the Series B Conversion Price, the Corporation will furnish each holder of Series B Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  5.       Redemption.

                           (a) Prior to February 1, 2008. The Corporation may, at any time prior to February 1, 2008 redeem each share of Series B Preferred Stock then outstanding for a cash price equal to the sum of
         (i) the Series B Liquidation Preference Amount as of the date of redemption, plus (ii) an amount equal to all Series B Cumulative Dividends (whether or not earned or declared) on such shares of the Series B Preferred Stock to February 1, 2008.

                           (b) On or After February 1, 2008. At any time on or after February 1, 2008, at the election of the holders of a majority of the outstanding Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together on an as-converted basis), the Corporation shall redeem each share of Series B Preferred Stock then outstanding for a cash price equal to the greater of (i) the Series B Liquidation Preference Amount or (ii) the fair market value of the Series B Preferred Stock as of the date of redemption as determined in accordance with Section 5(f) below, together with all shares of Diluted Series B Preferred Stock in accordance with the terms thereof.

                           (c) Series B Redemption Price; Dividends. Any date upon which a redemption shall occur in accordance with Section 5(a) or
         Section 5(b) hereof shall be referred to as a "Series B Redemption Date." The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to Section 5(a) or Section 5(b) hereof shall be referred to as the Redeemable Redemption Price. If at the Series B Redemption Date shares of Series B Preferred Stock are unable to be redeemed (as contemplated by Section 5(e) below), in addition to the Series B Redemption Price the holders of Series B Preferred Stock shall be entitled to any interest accrued pursuant to Section 5(e). The Series B Redemption Price shall be payable in cash in immediately available funds on the Series B Redemption Date. Until the full Series B Redemption Price, including any interest thereon, has been paid in cash for all shares of Series B Preferred Stock redeemed as of the applicable Series B Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Series B Stock in accordance with this Section 5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

                           (d) Termination of Rights. From and after the Series B Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series B Redemption Price, all rights of the holders with respect to such redeemed shares of Series B Preferred Stock (except the right to receive the Series B Redemption Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                           (e) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock and shares of Diluted Series B Preferred Stock (if any) to be redeemed on the Series B Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock and Diluted Series B Preferred Stock (if any), the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of shares of Series B Stock to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock and shares of Diluted Series B Preferred Stock (if any) (before any payment shall be made to the holders of any capital stock of the Corporation ranking junior to the Series B Stock), such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Series B Redemption Date but which it has not redeemed at the Series B Redemption Price together with any accrued interest thereon as provided below. If any shares of Series B Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Series B Redemption Price on all outstanding shares of Series B Stock, (i) all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Series B Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less and (ii) if such Series B Redemption Price shall remain unpaid for a period of nine (9) months, then the Board of Directors shall take all actions that it deems necessary to fund the Series B Redemption Price, including, without limitation, the sale or liquidation of the Corporation.

                           (f)      Fair Market Value Determination.

                                    (i) If the Corporation's Common Stock is
                  publicly traded at the Series B Redemption Date, the Fair Market Value of each share of Series B Preferred Stock shall equal the product of the number of shares of Common Stock into which each share of the Series B Preferred Stock may then be converted multiplied by the average closing price for the Corporation's Common Stock for the thirty (30) trading days immediately preceding the Series B Redemption Date.

                                    (ii) If the Corporation's Common Stock is
                  not publicly traded on the Series B Redemption Date, the Fair Market Value shall be determined in accordance with the following provisions. Within fifteen (15) days after the redemption election by the Corporation or by the holders of Series B Preferred Stock pursuant to Section 5, as the case may be, the Corporation shall deliver to each holder of Series B Preferred Stock its estimate of the Fair Market Value of the Series B Preferred Stock to be redeemed. If the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together as a single class on an as-converted basis), do not object in writing to the Corporation's estimate of the Fair Market Value of the Series B Preferred Stock, within fifteen
                  (15) days after receipt of the Corporation's written notice thereof, such estimate shall be the Fair Market Value for purposes of determining the Series B Redemption Price of the Series B Preferred Stock. If the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together as a single class on an as-converted basis) do timely object to the Corporation's estimate of Fair Market Value, the Corporation and such holders shall seek for a ten-day period thereafter to negotiate the Fair Market Value in good faith. If the Corporation and the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together as a single class on an as-converted basis) are unable to agree upon such Fair Market Value by the end of such period, each of the Corporation and the holders (acting at the direction of a majority of the outstanding shares of Series B Stock (with the Series B Preferred Stock and the Diluted Series B Preferred Stock, if any, voting together as a single class on an as-converted basis) shall, within ten (10) days thereafter, select an unaffiliated investment banking firm of nationally recognized standing in the telecommunications industry to appraise the Fair Market Value of the Series B Preferred Stock. Each such firm will deliver its appraisal of the Fair Market Value within fifteen (15) days thereafter, and if the lower appraisal is at least ninety percent (90%) of the higher appraisal, the arithmetic mean of the two shall be the Fair Market Value. If the two appraisals vary by more than ten percent (10%), the two firms shall promptly select a third investment banking firm of nationally recognized standing in the telecommunica tions industry. Such third firm shall, within ten (10) days thereafter, deliver its appraisal of the Fair Market Value of the Series B Preferred Stock, the two appraisals which are closest together in value shall be averaged and such amount shall be the Fair Market Value for purposes of determining the Series B Redemption Price.

                                    (iii) When determining the Fair Market Value
                  of the Series B Preferred Stock, the appraisers shall consider, among other factors, book value, re placement value, comparable public company valuations, earnings, the value of future cash flows of the Corporation and its subsidiaries as an on-going enterprise and the sale of various combinations of the individual assets of the Corporation and its subsidiaries as well as a sale of the Corporation and its subsidiaries as a whole, choosing the manner of sale which maximizes the aggregate value of the assets being sold, and shall make no deduction, discount or other subtraction what soever for the possible minority status of any such holder or for any lack of marketability of any shares of stock held by such holder or any restrictions on transfer thereof. All costs of the appraisals under this Section 5(d) shall be borne by the Corporation.

                  6. Restrictions and Limitations. So long as the Series B Preferred Stock remains outstanding:

                           (a) The Corporation will not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any shares of Common Stock (other than pursuant to the exercise of stock options or other rights granted under the 1995 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan, or upon conversion of the Preferred Stock);

                                    (ii) Authorize any merger or consolidation
                  of the Corporation with or into any other corporation, partnership or entity (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Corporation immediately prior to such event) or permit the sale of all or any material portion of the capital stock or assets of the Corporation (other than sales in the ordinary course of business and consistent with past practices); or

                                    (iii) Incur, create, assume, become or be
                  liable in any manner with respect to, or permit to exist, any new or additional indebtedness or liability (other than up to $30 million in connection with the Corporation's revolving credit facilities with Banque Paribas and Fleet National
                  Bank).

                           (b) The Corporation will not, without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any equity securities at an effective per share price which is less than $173.25 (which price shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), other than any Additional Series B Preferred Shares issued pursuant to the Purchase Agreement;

                                    (ii) Authorize or issue a class or series of
                  stock having rights equal or senior to the Series B Preferred Stock, or a new class or series of Preferred Stock, other than any Additional Series B Preferred Shares issued pursuant to the Purchase Agreement;

                                    (iii) Authorize any acquisition, merger or
                  consolidation of assets or stock of another corporation, partnership or entity in exchange for shares of equity securities of the Corporation which results in dilution to the existing stockholders, on a fully diluted, as converted basis, in excess of fifteen percent (15%); or

                                    (iv) Authorize or permit the reorganization,
                  liquidation, dissolution or winding up of the Corporation.

                           (c) The Corporation will not, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class:

                                    (i) Redeem, purchase or otherwise acquire
                  for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or of any other class of capital stock of the Corporation or any of the Corporation's outstanding options, warrants or convertible or exchangeable securities, except for repurchases of shares of Common Stock at cost by the Company under employee stock plans and programs approved by the Board of Directors;

                                    (ii) Increase or decrease (other than by
                  conversion as permitted hereby) the total number of authorized shares of Series B Preferred Stock; or

                                    (iii) Amend the charter documents of the
                  Company so as to adversely affect the rights of the holders of Series B Preferred Stock with respect to dividends, liquidation preferences, redemption or any other preference, power, right or privilege.

                  7. No Reissuance of Series B Preferred Stock. No share or shares of the Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion (including, without limitation, conversion of Series B Preferred Stock into Undesignated Preferred Stock under
Section 4(k) hereof) or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

                  8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class or securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Preferred Stock and Common Stock (or other securities) shall be entitled to exchange their shares of Preferred Stock and Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  9. Other Rights. Except as otherwise provided in the charter documents of the Corporation, as amended, shares of Series B Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series B Preferred Stock having equivalent rights to the maximum number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

                  10.      Miscellaneous.

                           (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (i) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Series B Preferred Stock or other agent of the Corporation designated as permitted hereby, (ii) if to any holder of the Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock or Common Stock, as the case may
         be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                           (b) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of Series B Preferred Stock.

                           (c) The Board of Directors is hereby authorized to designate and issue additional series of Diluted Series B Preferred Stock in accordance with Section 4(k) hereof. The terms of such additional series of Diluted Series B Preferred Stock shall be identical to the terms of the Series B Preferred Stock at the time of such designation, except that (i) each additional series of Diluted Series B Preferred Stock shall not have provisions similar to Section 4(h)(ii) or Section 4(h)(iii) above and (ii) the Board of Directors shall designate the conversion price for such additional series of Diluted Series B Preferred Stock which shall be equal to the conversion price of the Series B Preferred Stock being converted pursuant to
         Section 4(k) in effect immediately prior to the issuance of the New Securities (as defined in Section 4(k) hereof).


         B.  REDEEMABLE PREFERRED STOCK

         The relative rights, preferences, restrictions and other matters relating to the Redeemable Preferred Stock are as follows:

                  1.       Dividends.

                           (a) The holders of the Redeemable Preferred Stock shall be entitled to receive cumulative dividends on the Redeemable Preferred Stock in cash, at the rate per annum of five percent (5%) of the Redeemable Base Liquidation Amount (as defined in Section 2 below) per share of Redeemable Preferred Stock (a "Redeemable Cumulative Dividend"). Such dividends will accrue commencing as of the date of issuance of the Redeemable Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends; provided, however, that in the event that shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section 4(c) hereof, such shares shall continue to be entitled to dividends through such date and interest as provided in Section 4(c) hereof until the date on which such shares are actually redeemed by the Corporation. Redeemable Cumulative Dividends shall become due and payable with respect to any share of Redeemable Preferred Stock as provided in Sections 2 and 4 hereof.

                           (b) For so long as any shares of Redeemable Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any shares of any other class or classes of stock of the Corporation or any series thereof ranking junior to the Redeemable Preferred Stock, nor shall any shares of capital stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, (ii) for conversion of any series of Preferred Stock to another series of Preferred Stock, (iii) for conversion of Series B Preferred Stock to Redeemable Preferred Stock and Common Stock, (iv) for redemption of Redeemable Preferred Stock under the terms set forth herein, and (v) for repurchases of shares of Common Stock by the Corporation under employee stock plans and programs approved by the Board of Directors), provided that the repurchase price does not exceed the lesser of (A) the purchase price paid to the Company for such shares and (B) the fair market value of such shares at the time of such repurchase (as determined by the Board of Directors in its sole discretion).

                           (c) All numbers relating to the calculation of dividends pursuant to this Section 1 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Redeemable Preferred Stock.

                  2. Liquidation Event. Upon any Liquidation Event, each holder of Redeemable Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders before any payment shall be made to the holders of any other capital stock of the Corporation ranking on liquidation junior to the Redeemable Preferred Stock, an amount equal to $75.00 per share for each share of Redeemable Preferred Stock then held by such holder (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares), plus an amount equal to the sum of (A) all unpaid Series B Cumulative Dividends on shares of Series B Preferred Stock which converted into the Redeemable Preferred Stock and (B) all Redeemable Cumulative Dividends (whether or not earned or declared) on such shares of Redeemable Preferred Stock to the date of final distribution (the "Redeemable Base Liquidation Amount"); such holder shall also be entitled to an amount equal to any interest accrued pursuant to Section 4(c) hereof. If the assets and funds available for distribution among the holders of the Redeemable Preferred Stock shall be insufficient to permit the payment to the holders of the Redeemable Preferred Stock of the full Redeemable Base Liquidation Amount, then the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Redeemable Pre ferred Stock.

                  3. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Redeemable Preferred Stock shall not be entitled to vote on any matters submitted to a stockholder vote or consent.

                  4. Redemption. The holders of Redeemable Preferred Stock shall have redemption rights as follows:

                           (a)      Redemption Events.

                                    (i) Automatic Redemption. Immediately upon
                  and as of, and in all cases subject to, the closing of a Series B Qualified Public Offering, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redeemable Redemption Price specified in Section 4(b) below.

                                    (ii) On or After February 1, 2008. Upon the
                  election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Redeemable Preferred Stock (or the holders of not less than sixty-six and two thirds percent (66 2/3%) of the outstanding Series B Stock proposing to convert the same in order to effect a redemption of the Redeemable Preferred Stock received upon such conversion hereunder) made at any time on or after February 1, 2008 the Corporation shall redeem all (and not less than all, other than pursuant to Section 4(c) below) of the outstanding shares of Redeemable Preferred Stock. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Redeemable Preferred Stock (or Series B Stock, as applicable) not less than fifteen (15) days prior written notice which notice shall set forth the date for such redemption.

                                    (iii) Upon a Corporate Disposition. Upon the
                  election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Redeemable Preferred Stock (or Series B Stock, as applicable, proposing to convert the same in order to effect a redemption of the Redeemable Preferred Stock received upon such conversion hereunder), the Corporation shall redeem all (and not less than all, other than pursuant to Section 4(c) below) of the outstanding shares of Redeemable Preferred Stock upon the occurrence of a Corporate Disposition. The foregoing election shall be made by such holders giving the Corporation and each other holder of Redeemable Preferred Stock (or Series B Stock, as applicable) not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

                           (b) Redemption Date and Redemption Price. Upon the election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding Redeemable Preferred Stock to cause the Corporation to redeem the Redeemable Preferred Stock pursuant to Section 4(a)(ii) or (iii) above, all holders of Redeemable Preferred Stock shall be deemed to have elected to cause the Redeemable Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section 4(a) shall be referred to as a "Redeemable Redemption Date." The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section 4 shall be the Redeemable Base Liquidation Amount (the "Redeemable Redemption Price"); provided, however, that if at a Redeemable Redemption Date shares of Redeemable Preferred Stock are unable to be redeemed (as contemplated by Section 4(c) below), in addition to the Redeemable Redemption Price the holders of Redeemable Preferred Stock shall be entitled to any interest accrued pursuant to Section 4(c). The Redeemable Redemption Price shall be payable in cash in immediately available funds on the Redeemable Redemption Date. Until the full Redeemable Redemption Price, including any interest thereon, has been paid in cash for all shares of Redeemable Preferred Stock redeemed as of the applicable Redeemable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with this Section 5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

                           (c) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Redeemable Preferred Stock to be redeemed on the Redeemable Redemption Date are insufficient to redeem the total number of shares of Redeemable Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Redeemable Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redeemable Redemption Date but which it has not redeemed at the Redeemable Redemption Price together with any accrued interest thereon as provided below. If any shares of Redeemable Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Redeemable Redemption Price on all outstanding shares of Redeemable Preferred Stock, (i) all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Redeemable Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less and (ii) if such Redeemable Redemption Price shall remain unpaid for a period of nine (9) months, then the Board of Directors shall take all actions that it deems necessary to fund the Redeemable Redemption Price, including, without limitation, the sale or liquidation of the Corporation.

                           (d) Surrender of Certificates. Each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Redeemable Preferred Stock (or the holders of Series B Stock, as applicable), and each surrendered certificate shall be canceled and retired. Upon receipt of the certificate or certificates, as the case may be, or an Affidavit of Loss, the Corporation shall pay the applicable Redeemable Redemption Price by certified check or wire transfer.

                  6. Restrictions. So long as any shares of Redeemable Preferred Stock remains outstanding, the provisions of Section 6 of Part A shall apply to all shares of Redeemable Preferred Stock as if such shares were shares of Series B Preferred Stock.

                  7. No Reissuance of Redeemable Preferred Stock. No share or shares of the Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                  8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Redeemable Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Preferred Stock and Common Stock (or other securities) shall be entitled to exchange their shares of Preferred Stock and Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  9.       Miscellaneous.

                           (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (i) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Redeemable Preferred Stock or other agent of the Corporation designated as permitted hereby, (ii) if to any holder of the Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                           (b) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Redeemable Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of Redeemable Preferred Stock.


         C.  SERIES A REDEEMABLE CONVERTIBLE PARTICIPATING PREFERRED STOCK

                  1.       Dividends.

                           (a) The holders of the Series A Preferred Stock shall be entitled to receive cumulative, compounding dividends ("Series A Cumulative Dividends") at a rate per annum of fifteen percent (15%). Such dividends shall accrue on a daily basis, shall be cumulative from July 31, 1997 and shall be payable out of funds legally available therefor, when and as declared by the Board of Directors and, in any event, upon redemption of the Series A Preferred Stock or any liquidation of the Corporation. Each such Series A Cumulative Dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register on the applicable record date, and in the event that Series A Cumulative Dividends are not paid as of any calendar year end, such dividends shall thereafter compound and accrue additional Series A Cumulative Divi dends at the applicable dividend rate.

                           (b) For so long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any shares of any other class or classes of stock of the Corporation or any series thereof (other than the Series B Preferred Stock, the Diluted Series B Preferred Stock and the Redeemable Preferred Stock), nor shall any shares of capital stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, (ii) for conversion of any series of Preferred Stock to another series of Preferred Stock, (iii) for conversion of Series B Preferred Stock to Redeemable Preferred Stock and Common Stock, (iv) for redemption of Redeemable Preferred Stock under the terms set forth herein, and (v) for repurchases of shares of Common Stock by the Corporation under employee stock plans and programs approved by the Board of Directors), provided that the repurchase price does not exceed the lesser of (A) the purchase price paid to the Company for such shares and (B) the fair market value of such shares at the time of such repurchase (as determined by the Board of Directors in its sole discretion).

                           (c) In addition, the holders of the Series A
         Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends (other than dividends paid in additional shares of Common Stock) at the same rate as dividends are paid with respect to the Common Stock (treating each share of Series A Preferred Stock as being equal to the maximum number of shares of Common Stock into which each such share of Series A Preferred Stock could then be converted pursuant to the provisions of Section 4 hereof).

                  2.       Liquidation Events and Corporate Dispositions.

                           (a) Liquidation Events. In the event of any Liquidation Event, the holders of the Series A Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of
         (i) the Series B Liquidation Preference Amount due to the holders of Series B Stock, or (ii) the Redeemable Base Liquidation Amount (as defined in Section 2 of Part B) due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the Series A Preferred Stock, on a pro rata basis with the holders of Diluted Series A Preferred Stock (based on the ratio which the shares of Series A Preferred Stock or Diluted Series A Preferred Stock of each holder bears to all the issued and outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock), an amount equal to $190.86 per share for each share of Series A Preferred Stock then held by such holder (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares), plus a sum equal to all Series A Cumulative Dividends (whether or not earned or declared) on such shares of the Series A Preferred Stock to the date of final distribution (the "Series A Liquidation Preference Amount"); provided, however, that if upon any such Liquidation Event, the holders of the outstanding shares of Series A Preferred Stock would receive more than the Series A Liquidation Preference Amount if their shares were converted into Common Stock pursuant to the provisions of
         Section 4 hereof immediately prior to the record date for distributions in connection with such Liquidation Event, then the holders of the Series A Preferred Stock shall be entitled to receive, in lieu of the Series A Liquidation Preference Amount, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of (i) the Series B Liquidation Preference Amount due to the holders of Series B Preferred Stock, and (ii) the

         Redeemable Base Liquidation Amount due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the Series A Preferred Stock, pro rata with the holders of Diluted Series A Preferred Stock (on an as-converted basis), an amount equal to the ratable share of the assets and funds available for distribution to holders of Common Stock and Series B Preferred Stock, with such distributions to be made as if each share of Series A Preferred Stock had been converted into the maximum number of shares of Common Stock issuable upon the conversion of such share of Series A Preferred Stock immediately prior to such Liquidation Event. If the assets and funds available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to the holders of the Series A Preferred Stock of the full Series A Liquidation Preference Amount, then the assets and funds of the Corporation legally available for distribution (after the payment in full of the Series B Liquidation Preference Amount due to the holders of Series B Stock, and the Redeemable Base Liquidation Amount due to the holders of Redeemable Preferred Stock) shall be distributed ratably among the holders of the Series A Preferred Stock and the Diluted Series A Preferred Stock (based on the ratio which the shares of Series A Preferred Stock or Diluted Series A Preferred Stock of each holder bears to all the issued and outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock). The provisions of this Section 2 shall not in any way limit the right of the holders of Series A Preferred Stock to elect to convert their shares into Common Stock pursuant to Section 4 prior to or in connection with any such Liquidation Event.

                           (b) In the event of a Corporate Disposition, the holders of Series A Preferred Stock shall be entitled to the application of the provisions of this Section 2(b) upon the occurrence of such Corporate Disposition unless the holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, shall have elected the application of the provisions of Section 4(j) hereof. In the event of a Corporate Disposition, then, as a part of and as a condition to the effectiveness of such Corporate Disposition (unless such holders shall have elected the application of the provisions of Section 4(j) hereof), the Corporation shall (after the payment in full of the Total Series B Liquidation Amount due to the holders of Series B Stock and the Redeemable Redemption Price due to the holders of Redeemable Preferred Stock), on the effective date of such Corporate Disposition, redeem all of the outstanding shares of Series A Preferred Stock for an amount equal to the Series A Liquidation Preference Amount; provided, however, that if upon any such Corporate Disposition, the holders of the outstanding shares of Series A Preferred Stock would receive more than the Series A Liquidation Preference Amount if their shares were converted into Common Stock pursuant to the provisions of Section 4 hereof immediately prior to such Corporate Disposition, then the Corporation shall, on the effective date of such Corporate Disposition, redeem all of the outstanding shares of Series A Preferred Stock and the holders of the Series A Preferred Stock shall be entitled to receive (after the payment in full of the Total Series B Liquidation Amount due to the holders of Series B Stock and the Redeemable Redemption Price due to the holders of Redeemable Preferred Stock), an amount equal to the ratable share of the proceeds of such Corporate Disposition available for distribution to holders of Common Stock, with such distributions to be made as if each share of Series A Preferred Stock had been converted into the maximum number of shares of Common Stock issuable upon the conversion of such share of Series A Preferred Stock immediately prior to such Corporate Disposition. Notwithstanding anything to the contrary set forth in this Section 2, in the event of a Corporate Disposition on or before December 4, 1998, the holders of the Series A Preferred Stock shall be entitled to receive, in lieu of the Series A Liquidation Preference Amount, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of
         (i) the Series B Liquidation Preference Amount due to the holders of Series B Preferred Stock, and (ii) the Redeemable Liquidation Preference Amount due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the Series A Preferred Stock, pro rata with the holders of Diluted Series A Preferred Stock, an amount equal to $259.88 per share of Series A Preferred Stock (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such share), unless the holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, expressly waive in writing the application of the provisions of this
         Section 2 in connection with such Corporate Disposition. The provisions of this Section 2 shall not in any way limit the rights of the holders of Series A Preferred Stock to elect the application of the provisions of Section 4(j) hereof in connection with a Corporate Dispo sition.

                           (c) Surrender of Certificates. On the effective date of any Corporate Disposition, the Corporation shall pay all cash and other consideration to which the holders of Series A Preferred Stock shall be entitled under this Section 2. Upon receipt of such payment, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an Affidavit of Loss, and each surrendered certificate shall be canceled and retired.

                           (d) Notice. Prior to the occurrence of any Liquidation Event or Corporate Disposition, the Corporation will furnish each holder of Series A Preferred Stock notice in accordance with Section 7 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event or Corporate Disposition, stating in reasonable detail the amount(s) per share of Series A Preferred Stock each holder of Series A Preferred Stock would receive pursuant to the provisions of Section 2(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Corporate Disposition, describing in reasonable detail all material terms of such Corporate Disposition, including without limitation the consideration to be delivered in connection with such Corporate Disposition, the valuation of the Corporation at the time of such Corporate Disposition and the identities of the parties to the Corporate Disposition.

                  3.       Voting.

                           (a) General. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters submitted to a stockholder vote or consent. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the maximum number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible in accordance with the provisions of Section 4 hereof at the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of Preferred Stock and the Common Stock shall vote together as a single class on all matters.

                           (b) Board of Directors. The holders of Preferred Stock shall be entitled to vote as a class (with all series of Preferred Stock voting together as a single class, on an as-converted basis) for the election of two (2) directors. The remainder of the directors shall be elected by the holders of the Preferred Stock and the Common Stock voting together as a single class. In any vote by the holders of the Preferred Stock each share of Series A Preferred Stock shall be entitled to the number of votes determined as provided in
         Section 3(a).

                  4. Conversion Rights. The holders of Series A Preferred Stock shall have conversion rights as follows:

                           (a) Voluntary Conversion. At any time, each holder of shares of Series A Preferred Stock shall be entitled, without the payment of any additional consideration, to cause any or all outstanding shares of Series A Preferred Stock held by such holder to be converted into the number of fully-paid and nonassessable shares of Class A Common Stock which results from dividing the Series A Conversion Price (as defined below) then in effect at the time of conversion into the Conversion Value of the Series A Preferred Stock, which shall be $173.25 per share. The "Series A Conversion Price" shall be $173 .25 per share of Common Stock, subject to adjustment from time to time as provided in this Section 4. If a holder of Series A Preferred Stock elects to convert under this Sec tion 4(a), such holder shall deliver to the Corporation a written notice of conversion specifying (i) the number of shares of Series A Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series A Preferred Stock not to be so converted to be issued and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                           (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock on the basis provided in Section 4(a) above (i) upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock of the Corporation to the public with a per share value at least equal to the greater of $300.00 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) and the then Series A Liquidation Preference Amount per share (a "Series A Qualified Public Offer ing"), or (ii) upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (662/3%) percent of the outstanding Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class, on an as-converted basis, made in connection with the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock of the Corporation to the public which does not constitute a Series A Qualified Public Offering (a "Series A Non-Qualified Public Offering").

                           (c) Conversion Procedures. Any holder of Series A Preferred Stock converting such shares into shares of Common Stock, or whose shares are automatically converted pursuant to Section 4(b), shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conver sion. In the event that there shall have been surrendered a certificate or certificates representing Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted. The issuance and delivery of certificates for Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

                           (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into shares of Common Stock at the option of the holder(s) thereof pursuant to Section 4(a) or by operation of Section 4(b) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or delivery of an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into Common Stock pursuant to Section 4(b) hereof upon a Series A Qualified Public Offering or a Series A Non-Qualified Public Offering shall be deemed to be effective immediately prior to the closing of such Series A Qualified Public Offering or Series A Non-Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                           (e) No Impairment. The Corporation shall not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the Series A Preferred Stock against impairment.

                           (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment for fair market value in respect thereof in any manner permitted by law.

                           (g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, excluding permits or authorizations relating to registration under Federal or state securities laws, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock then outstanding and convertible into shares of Class A Common Stock.

                           (h) Adjustments to Series A Conversion Price. The Series A Conver sion Price in effect from time to time shall be subject to adjustment through the effective date of the conversion of all of the then outstanding Series A Preferred Stock and regardless of whether any shares of Series A Preferred Stock are then issued and outstanding as follows:

                                    (i) Stock Dividends, Subdivisions and
                  Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Series A Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(h)(i) shall be given effect, upon payment of such a dividend or distribu tion, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                                    (ii) Sale of Common Stock. In the event the
                  Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding any shares of Common Stock issued (a) upon conversion of Preferred Stock, or
                  (b) upon the exercise of Excluded Options), for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Series A Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Series A Conversion Price by a fraction:

                                            (A) the numerator of which shall be
                           (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the number of shares of Common Stock which the total aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series A Conversion Price (prior to adjustment), and

                                            (B) the denominator of which shall
                           be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the number of such additional shares of Common Stock so issued.

                                    (iii) Sale of Options, Rights or Convertible
                  Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock (other than the Excluded Options), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged to the fullest extent permitted by their terms) less than the Series A Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities, the Series A Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities shall forthwith be reduced to an amount determined by multiplying such Series A Conversion Price by a fraction:

                                            (A) the numerator of which shall be
                           (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible securities), plus (ii) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible or exchangeable securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise, conversion or exchange thereof (the "Net Aggregate Consideration") would purchase at the Series A Conversion Price prior to adjustment, and

                                            (B) the denominator of which shall
                           be (i) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible or exchangeable securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding Preferred Stock, options, warrants, rights or convertible or exchangeable securities), plus (ii) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible or exchangeable securities were exercised, converted or exchanged.

                                    (iv) Expiration or Change in Price. If the
                  consideration per share provided for in any options, warrants or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of

                  Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be readjusted to the Series A Conversion Price which would have been in effect at such time had such options, warrants rights or convertible or exchangeable securities provided for such changed consideration per share (determined as provided in Section 4(h)(iii) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the Series A Conversion Price will be made only as and to the extent that the Series A Conversion Price effective upon such adjustment remains less than or equal to the Series A Conversion Price that would be in effect if such options, warrants, rights or convertible or exchangeable securities had not been issued. No adjustment of the Series A Conversion Price shall be made under this Section 4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if an adjustment shall previously have been made upon the issuance of such options, warrants, rights or convertible or exchangeable securities. Any adjustment of the Series A Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the options, warrants, rights or convertible or exchangeable securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series A Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Series A Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

                           (i) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a non-cash dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period.

                           If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Preferred

         Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                           (j) Mergers and Other Reorganizations. If (i) at any time or from time to time there shall be a Corporate Disposition and
         (ii) the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, ex pressly elect in writing to have the provisions of this
         Section 4(j), and not the provisions of Section 2, apply to such transaction, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which such holders would have been entitled upon such capital reorganization, merger, consolidation or sale had such holders converted their shares of Series A Preferred Stock into Common Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the Series A Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock. The provisions of this Section 4(j) shall not in any way limit the rights of the holders of Series A Preferred Stock under Sec tion 2 hereof if an election to have this Section 4(j) apply to such transaction is not made by such holders.

                           (k) Exceptions to Adjustment of Series A Conversion Price. Notwith standing anything herein to the contrary, in the event that (i) the Corporation completes an issuance of new securities (for purposes of this paragraph, the "New Securities") that results in an adjustment of the Series A Conversion Price pursuant to Section 4(h)(ii) or Section 4(h)(iii) and which the holders of Series A Preferred Stock had a right to purchase pursuant to Article IV of the Stockholders Agreement and (ii) any holder of the Series A Preferred Stock does not purchase its pro rata share (as defined in Article IV of the Stockholders Agreement) of such New Securities, then such holder (a "Non-Participating Holder") shall not be entitled to the benefits of
         Section 4(h)(ii) or Section 4(h)(iii), as applicable, with respect to any adjustment to the Series A Conversion Price resulting from that issuance or any future issuances of New Securities and all of such Non-Participating Holder's shares of Series A Preferred Stock shall immediately and automatically, without further action by such Non-Participating Holder, be converted on a share-for-share basis to a New Series of Diluted Series A Preferred Stock, which shall be identical in all respects to the Series A Preferred Stock except that
         (A) the Series A Conversion Price of such New Series of Diluted Series A Preferred Stock shall be equal to the Series A Conversion Price of the Series A Preferred Stock in effect immediately prior to the issuance of such New Securities and (B) the terms of such New Series of Diluted Series A Preferred Stock shall not contain any provision for adjustment thereof similar to Section 4(h)(ii) or Section 4(h)(iii) hereof. Prior to the issuance of any New Series of Diluted Series A Preferred Stock (a) the Board of Directors shall designate the number of shares and the New Series of Diluted Series A Preferred Stock to be issued in accordance with this Section 4(k) at that time and (b) the Corporation shall file all certificates and take all actions necessary to effectuate the foregoing. Any holder of Series A Preferred Stock whose shares are automatically converted pursuant to this Section 4(k) into shares of a New Series of Diluted Series A Preferred Stock shall surrender the certificate or certifi cates representing the Series A Preferred Stock so converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Series A Preferred Stock for conversion under this Section 4(k), the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of the New Series of Diluted Series A Preferred Stock to which such holder shall be entitled upon such automatic conversion. The issuance and delivery of certificates for a New Series of Diluted Series A Preferred Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Each share of Series A Preferred Stock converted pursuant to this Section 4(k) shall be canceled and retired as provided in Section 7 hereof. In the event that any Non-Participat ing Holder fails to surrender its certificates as provided hereunder, such certificate shall nonetheless represent only the right to receive a New Series of Diluted Series A Preferred Stock, as provided hereunder.

                  Notwithstanding anything herein to the contrary, in no event shall the Corporation's issuance and sale of Additional Series B Preferred Shares pursuant to the Purchase Agreement constitute an issuance of New Securities hereunder.

                           (l) Waiver. The holder or holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding Series A Preferred Stock may, by written notice to the Corporation, waive any adjustment to the Series A Conversion Price required under this Section 4.

                           (m) Notices. In each case of an adjustment or readjustment of the Series A Conversion Price, the Corporation will furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  5.       Redemption.

                           (a) On or After February 1, 2008. At any time on or after February 1, 2008, at the election of the holders of a majority of the outstanding Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, the Corporation shall redeem each share of Series A Preferred Stock and Diluted Series A Preferred Stock then outstanding for a cash price (the "Series A Redemption Price") equal to the greater of (i) the Series A Liquidation Preference Amount or (ii) the fair market value of the Series A Preferred Stock as of the date of redemption (the "Series A Redemption Date") as determined in accordance with Section 5(d) below.

                           (b) Termination of Rights. From and after the Series A Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series A Redemption Price, all rights of the holders with respect to such redeemed shares of Series A Preferred Stock (except the right to receive the Series A Redemption Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                           (c) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and Diluted Series A Preferred Stock to be redeemed on the Series A Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Diluted Series A Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Diluted Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Series A Redemption Date but which it has not redeemed at the Series A Redemption Price together with any accrued interest thereon as provided below. If any shares of Series A Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Series A Redemption Price on all outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, (i) all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Series A Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less and (ii) if such Series A Redemption Price shall remain unpaid for a period of nine (9) months, then the Board of Directors shall take all actions that it deems necessary to fund the Series A Redemption Price, including, without limitation, the sale or liquidation of the Corporation.

                           (d)      Fair Market Value Determination.

                                    (i) If the Corporation's Common Stock is
                  publicly traded at the Series A Redemption Date, the Fair Market Value of each share of Series A Preferred Stock or Diluted Series A Preferred Stock shall equal the product of the number of shares of Common Stock into which each share of the Series A Pre ferred Stock or Diluted Series A Preferred Stock may then be converted multiplied by the average closing price for the Corporation's Common Stock for the thirty (30) trading days immediately preceding the Series A Redemption Date.

                                    (ii) If the Corporation's Common Stock is
                  not publicly traded on the Series A Redemption Date, the Fair Market Value shall be determined in accordance with the following provisions. Within fifteen (15) days after the redemption election by the holders of Series A Preferred Stock and Diluted Series A Preferred Stock pursuant to Section 5(a), the Corporation shall deliver to each holder of Series A Preferred Stock and Diluted Series A Preferred Stock its estimate of the Fair Market Value of the Series A Preferred Stock to be redeemed. If the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, do not object in writing to the Corporation's estimate of the Fair Market Value of the Series A Preferred Stock, within fifteen (15) days after receipt of the Corporation's written notice thereof, such estimate shall be the Fair Market Value for purposes of determining the Series A Redemption Price of the Series A Preferred Stock. If the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, do timely object to the Corporation's estimate of Fair Market Value, the Corporation and such holders shall seek for a ten-day period thereafter to negotiate the Fair Market Value in good faith. If the Corpora tion and the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of the Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, are unable to agree upon such Fair Market Value by the end of such period, each of the Corporation and the holders (acting at the direction of a majority of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis) shall, within ten (10) days thereafter, select an unaffiliated investment banking firm of nationally recognized standing in the telecommunications industry to appraise the Fair Market Value of the Series A Preferred Stock. Each such firm will deliver its appraisal of the Fair Market Value within fifteen (15) days thereafter, and if the lower appraisal is at least ninety percent (90%) of the higher appraisal, the arithmetic mean of the two shall be the Fair Market Value. If the two appraisals vary by more than ten percent (10%), the two firms shall promptly select a third investment banking firm of nationally recognized standing in the telecommunications industry. Such third firm shall, within ten
                  (10) days thereafter, deliver its appraisal of the Fair Market Value of the Series A Preferred Stock, the two appraisals which are closest together in value shall be averaged and such amount shall be the Fair Market Value for purposes of determining the Series A Redemption Price.

                                    (iii) When determining the Fair Market Value
                  of the Series A Preferred Stock, the appraisers shall consider, among other factors, book value, re placement value, comparable public company valuations, earnings, the value of future cash flows of the Corporation and its subsidiaries as an on-going enterprise and the sale of various combinations of the individual assets of the Corporation and its subsidiaries as well as a sale of the Corporation and its subsidiaries as a whole, choosing the manner of sale which maximizes the aggregate value of the assets being sold, and shall make no deduction, discount or other subtraction what soever for the possible minority status of any such holder or for any lack of marketability of any shares of stock held by such holder or any restrictions on transfer thereof. All costs of the appraisals under this Section 5(d) shall be borne by the Corporation.

                  6. Restrictions and Limitations. So long as the Series A Preferred Stock remains outstanding:

                           (a) The Corporation will not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any shares of Common Stock (other than pursuant to the exercise of stock options or other rights granted under the 1995 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan, or upon conversion of the Preferred Stock);

                                    (ii) Authorize any merger or consolidation
                  of the Corporation with or into any other corporation, partnership or entity (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Corporation immediately prior to such event) or permit the sale of all or any material portion of the capital stock or assets of the Corporation (other than sales in the ordinary course of business and consistent with past practices); or

                                    (iii) Incur, create, assume, become or be
                  liable in any manner with respect to, or permit to exist, any new or additional indebtedness or liability (other than up to $30 million in connection with the Corporation's revolving credit facilities with Banque Paribas and Fleet National
                  Bank).

                           (b) The Corporation will not, without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any equity securities at an effective per share price which is less than $173.25 (which price shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), other than any Additional Series B Preferred Shares issued pursuant to the Purchase Agreement;

                                    (ii) Authorize or issue a class or series of
                  stock having rights equal or senior to the Series B Preferred Stock, or a new class or series of Preferred Stock, other than any Additional Series B Preferred Shares issued pursuant to the Purchase Agreement;

                                    (iii) Authorize any acquisition, merger or
                  consolidation of assets or stock of another corporation, partnership or entity in exchange for shares of equity securities of the Corporation which results in dilution to the existing stockholders, on a fully diluted, as converted basis, in excess of fifteen percent (15%); or

                                    (iv) Authorize or permit the reorganization,
                  liquidation, dissolution or winding up of the Corporation.

                           (c) The Corporation will not amend the charter documents of the Corporation so as to adversely effect the rights of the holders of Series A Preferred Stock with respect to dividends, liquidation preferences or redemption without the vote or affirmative written consent of holders of eighty percent (80%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock voting together as a single class, on an as-converted basis or, amend the charter documents or by-laws of the Corporation in any manner that adversely affects any other preferences, powers, rights or privileges of the holders of Series A Preferred Stock without the vote or affirmative written consent of holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock voting together as a single class, on an as-converted basis;

                           (d) The Corporation will not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Series A Preferred Stock.

                  7. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion (including, without limitation, conversion of Series A Preferred Stock into

Undesignated Preferred Stock under Section 4(k) hereof) or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

                  8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Preferred Stock and Common Stock (or other securities) shall be entitled to exchange their shares of Preferred Stock and Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  9. Other Rights. Except as otherwise provided in the charter documents of the Corporation, as amended, shares of Series A Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series A Preferred Stock having equivalent rights to the maximum number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

                  10.      Miscellaneous.

                           (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (i) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the Series A Preferred Stock or other agent of the Corporation designated as permitted hereby, (ii) if to any holder of the Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock or Common Stock, as the case may
         be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                           (b) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of Series A Preferred Stock.

                           (c) The Board of Directors is hereby authorized to designate and issue additional series of Diluted Series A Preferred Stock in accordance with Section 4(k) hereof. The terms of such additional series of Diluted Series A Preferred Stock shall be identical to the terms of the Series A Preferred Stock at the time of such designation, except that (i) each additional series of Diluted Series A Preferred Stock shall not have provisions similar to Section 4(h)(ii) or Section 4(h)(iii) above and (ii) the Board of Directors shall designate the conversion price for such additional series of Diluted Series A Preferred Stock which shall be equal to the conversion price of the Series A Preferred Stock being converted pursuant to
         Section 4(k) in effect immediately prior to the issuance of the New Securities (as defined in Section 4(k) hereof).

         D.  FIRST SERIES OF DILUTED SERIES A PREFERRED STOCK

                  1.       Dividends.

                           (a) The holders of the First Series of Diluted Series A Preferred Stock shall be entitled to continue to receive the Series A Cumulative Dividend. Such dividends shall accrue on a daily basis, shall be cumulative from July 31, 1997 and shall be payable out of funds legally available therefor, when and as declared by the Board of Directors and, in any event, upon redemption of the Series A Preferred Stock or any liquidation of the Corporation. Each such Series A Cumulative Dividend shall be paid to the holders of record of shares of the First Series of Diluted Series A Preferred Stock as they appear on the stock register on the applicable record date, and in the event that Series A Cumulative Dividends are not paid as of any calendar year end, such dividends shall thereafter compound and accrue additional Series A Cumulative Dividends at the applicable dividend rate.

                           (b) For so long as any shares of First Series of Diluted Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any shares of any other class or classes of stock of the Corporation or any series thereof (other than the Series B Preferred Stock, the Diluted Series B Preferred Stock and the Redeemable Preferred Stock), nor shall any shares of capital stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for shares of the Corporation ranking junior to the First Series of Diluted Series A Preferred Stock as to dividends and upon liquidation, (ii) for conversion of any series of Preferred Stock to another series of Preferred Stock, (iii) for conversion of Series B Preferred Stock to Redeemable Preferred Stock and Common Stock, (iv) for redemption of Redeemable Preferred Stock under the terms set forth herein, and (v) for repurchases of shares of Common Stock by the Corpo ration under employee stock plans and programs approved by the Board of Directors), provided that the repurchase price does not exceed the lesser of (A) the purchase price paid to the Company for such shares and (B) the fair market value of such shares at the time of such repurchase (as determined by the Board of Directors in its sole discretion).

                           (c) In addition, the holders of the First Series of Diluted Series A Preferred Stock shall be entitled to receive out of funds legally available therefor, dividends (other than dividends paid in additional shares of Common Stock) at the same rate as dividends are paid with respect to the Common Stock (treating each share of First Series of Diluted Series A Preferred Stock as being equal to the maximum number of shares of Common Stock into which each such share of First Series of Diluted Series A Preferred Stock could then be converted pursuant to the provisions of Section 4 hereof).

                  2.       Liquidation Events and Corporate Dispositions.

                           (a) Liquidation Events. In the event of any Liquidation Event, the holders of the First Series of Diluted Series A Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of (i) the Series B Liquidation Preference Amount due to the holders of Series B Stock, or (ii) the Redeemable Base Liquidation Amount (as defined in Section 2 of Part B) due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the First Series of Diluted Series A Preferred Stock, on a pro rata basis with the holders of Series A Preferred Stock and other series of Diluted Series A Preferred Stock, if any (based on the ratio which the shares of Series A Preferred Stock or Diluted Series A Preferred Stock of each holder bears to all the issued and outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock), an amount equal to the Series A Liquidation Preference Amount; provided, however, that if upon any such Liquidation Event, the holders of the outstanding shares of the First Series of Diluted Series A Preferred Stock would receive more than the Series A Liquidation Preference Amount if their shares were converted into Common Stock pursuant to the provisions of Section 4 hereof immediately prior to the record date for distributions in connection with such Liquidation Event, then the holders of the First Series of Diluted Series A Preferred Stock shall be entitled to receive, in lieu of the Series A Liquidation Preference Amount, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of (i) the Series B Liquidation Preference Amount due to the holders of Series B Preferred Stock, and (ii) the Redeemable Base Liquidation Amount due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the Series A Preferred Stock, pro rata with the holders of Series A Preferred Stock and other series of Diluted Series A Preferred Stock (on an as-converted basis), an amount equal to the ratable share of the assets and funds available for distribution to holders of Common Stock and Series B Preferred Stock, with such distributions to be made as if each share of First Series of Diluted Series A Preferred Stock had been converted into the maximum number of shares of Common Stock issuable upon the conversion of such share of First Series of Diluted Series A Preferred Stock immediately prior to such Liquidation Event. If the assets and funds available for distribution among the holders of the First Series of Diluted Series A Preferred Stock shall be insufficient to permit the payment to the holders of the Diluted Series A Preferred Stock of the full Series A Liquidation Preference Amount, then the assets and funds of the Corporation legally available for distribution (after the payment in full of the Series B Liquidation Preference Amount due to the holders of Series B Stock, and the Redeemable Base Liquidation Amount due to the holders of Redeemable Preferred Stock) shall be distributed ratably among the holders of the First Series of Diluted Series A Preferred Stock, Series A Preferred Stock and the other series of Diluted Series A Preferred Stock (based on the ratio which the shares of Series A Preferred Stock or Diluted Series A Preferred Stock of each holder bears to all the issued and outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock). The provisions of this Section 2 shall not in any way limit the right of the holders of Diluted Series A Preferred Stock to elect to convert their shares into Common Stock pursuant to Section 4 prior to or in connection with any such Liquidation Event.

                           (b) In the event of a Corporate Disposition, the holders of First Series of Diluted Series A Preferred Stock shall be entitled to the application of the provisions of this Section 2(b) upon the occurrence of such Corporate Disposition unless the holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, shall have elected the application of the provisions of Section 4(j) hereof. In the event of a Corporate Disposition, then, as a part of and as a condition to the effectiveness of such Corporate Disposition (unless such holders shall have elected the application of the provisions of Section 4(j) hereof), the Corporation shall (after the payment in full of the Total Series B Liquidation Amount due to the holders of Series B Stock and the Redeemable Redemption Price due to the holders of Redeemable Preferred Stock), on the effective date of such Corporate Disposition, redeem all of the outstanding shares of First Series of Diluted Series A Preferred Stock for an amount equal to the Series A Liquidation Preference Amount; provided, however, that if upon any such Corporate Disposition, the holders of the outstanding shares of First Series of Diluted Series A Preferred Stock would receive more than the Series A Liquidation Preference Amount if their shares were converted into Common Stock pursuant to the provisions of
         Section 4 hereof immediately prior to such Corporate Disposition, then the Corporation shall, on the effective date of such Corporate Disposition, redeem all of the outstanding shares of First Series of Diluted Series A Preferred Stock and the holders of the First Series of Diluted Series A Preferred Stock shall be entitled to receive (after the payment in full of the Total Series B Liquidation Amount due to the holders of Series B Stock and the Redeemable Redemption Price due to the holders of Redeemable Preferred Stock), an amount equal to the ratable share of the proceeds of such Corporate Disposition available for distribution to holders of Common Stock, with such distributions to be made as if each share of First Series of Diluted Series A Preferred Stock had been converted into the maximum number of shares of Common Stock issuable upon the conversion of such share of First Series of Diluted Series A Preferred Stock immediately prior to such Corporate

         Disposition. Notwithstanding anything to the contrary set forth in this
         Section 2, in the event of a Corporate Disposition on or before December 4, 1998, the holders of the First Series of Diluted Series A Preferred Stock shall be entitled to receive, in lieu of the Series A Liquidation Preference Amount, in cash, out of the assets of the Corporation available for distribution to stockholders after the payment in full of (i) the Series B Liquidation Preference Amount due to the holders of Series B Preferred Stock, and (ii) the Redeemable Liquidation Preference Amount due to the holders of Redeemable Preferred Stock, but before any payment shall be made to the holders of any other capital stock of the Corporation junior to the First Series of Diluted Series A Preferred Stock, pro rata with the holders of Series A Preferred Stock and other series of Diluted Series A Preferred Stock, an amount equal to $259.88 per share of First Series of Diluted Series A Preferred Stock (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such share), unless the holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, expressly waive in writing the application of the provisions of this Section 2 in connection with such Corporate Disposition. The provisions of this Section 2 shall not in any way limit the rights of the holders of First Series of Diluted Series A Preferred Stock to elect the application of the provisions of
         Section 4(j) hereof in connection with a Corporate Disposition.

                           (c) Surrender of Certificates. On the effective date of any Corporate Disposition, the Corporation shall pay all cash and other consideration to which the holders of First Series of Diluted Series A Preferred Stock shall be entitled under this Section 2. Upon receipt of such payment, each holder of shares of First Series of Diluted Series A Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an Affidavit of Loss, and each surrendered certificate shall be canceled and retired.

                           (d) Notice. Prior to the occurrence of any Liquidation Event or Corporate Disposition, the Corporation will furnish each holder of First Series of Diluted Series A Preferred Stock notice in accordance with Section 7 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event or Corporate Disposition, stating in reasonable detail the amount(s) per share of First Series of Diluted Series A Preferred Stock each holder of First Series of Diluted Series A Preferred Stock would receive pursuant to the provisions of
         Section 2(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Corporate Disposition, describing in reasonable detail all material terms of such Corporate Disposition, including without limitation the consideration to be delivered in connection with such Corporate Disposition, the valuation of the Corporation at the time of such Corporate Disposition and the identities of the parties to the Corporate Disposition.

                  3.       Voting.

                           (a) General. Except as otherwise expressly provided herein or as required by law, the holder of each share of First Series of Diluted Series A Preferred Stock shall be entitled to vote on all matters submitted to a stockholder vote or consent. Each share of First Series of Diluted Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the maximum number of shares of Common Stock into which each share of First Series of Diluted Series A Preferred Stock is then convertible in accordance with the provisions of Section 4 hereof at the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of Preferred Stock and the Common Stock shall vote together as a single class on all matters.

                           (b) Board of Directors. The holders of Preferred Stock shall be entitled to vote as a class (with all series of Preferred Stock voting together as a single class, on an as-converted basis) for the election of two (2) directors. The remainder of the directors shall be elected by the holders of the Preferred Stock and the Common Stock voting together as a single class. In any vote by the holders of the Preferred Stock each share of First Series of Diluted Series A Preferred Stock shall be entitled to the number of votes determined as provided in Section 3(a).

                  4. Conversion Rights. The holders of First Series of Diluted Series A Preferred Stock shall have conversion rights as follows:

                           (a) Voluntary Conversion. At any time, each holder of shares of First Series of Diluted Series A Preferred Stock shall be entitled, without the payment of any additional consideration, to cause any or all outstanding shares of First Series of Diluted Series A Preferred Stock held by such holder to be converted into the number of fully-paid and nonassessable shares of Class A Common Stock which results from dividing the First Series of Diluted Series A Conversion Price (as defined below) then in effect at the time of conversion into the Conversion Value of the First Series of Diluted Series A Preferred Stock, which shall be $173.25 per share. The "First Series of Diluted Series A Conversion Price" shall be $173.25 per share of Common Stock, subject to adjustment from time to time as provided in this Section 4. If a holder of First Series of Diluted Series A Preferred Stock elects to convert under this Section 4(a), such holder shall deliver to the Corpora tion a written notice of conversion specifying (i) the number of shares of First Series of Diluted Series A Preferred Stock to be converted, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any First Series of Diluted Series A Preferred Stock not to be so converted to be issued and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

                           (b) Automatic Conversion. Each share of First Series of Diluted Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock on the basis provided in Section 4(a) above (i) upon the closing of a Series A Qualified Public Offering, or (ii) upon the closing of a Series A Non-Qualified Public Offering.

                           (c) Conversion Procedures. Any holder of First Series of Diluted Series A Preferred Stock converting such shares into shares of Common Stock, or whose shares are automatically converted pursuant to Section 4(b), shall surrender the certificate or certificates representing the First Series of Diluted Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the First Series of Diluted Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the First Series of Diluted Series A Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing First Series of Diluted Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing First Series of Diluted Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of First Series of Diluted Series A Preferred Stock which shall not have been converted. The issuance and delivery of certificates for Common Stock upon conversion of First Series of Diluted Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

                           (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of First Series of Diluted Series A Preferred Stock into shares of Common Stock at the option of the holder(s) thereof pursuant to Section 4(a) or by operation of Section 4(b) hereof shall be effective as of the surrender of the certificate or certificates for the First Series of Diluted Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or delivery of an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of shares of Common Stock upon a conversion of First Series of Diluted Series A Preferred Stock into Common Stock pursuant to Section 4(b) hereof upon a Series A Qualified Public Offering or a Series A

         Non-Qualified Public Offering shall be deemed to be effective immediately prior to the closing of such Series A Qualified Public Offering or Series A Non-Qualified Public Offer ing. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

                           (e) No Impairment. The Corporation shall not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of the First Series of Diluted Series A Preferred Stock against impairment.

                           (f) Fractional Shares. The Corporation shall not be obligated to deliver to holders of First Series of Diluted Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment for fair market value in respect thereof in any manner permitted by law.

                           (g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of First Series of Diluted Series A Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, excluding permits or authorizations relat ing to registration under Federal or state securities laws, in order to enable the Corporation lawfully to issue and deliver to each holder of record of First Series of Diluted Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all First Series of Diluted Series A Preferred Stock then outstanding and convertible into shares of Class A Common Stock.

                           (h) Adjustments to First Series of Diluted Series A Conversion Price. The First Series of Diluted Series A Conversion Price in effect from time to time shall be subject to adjustment through the effective date of the conversion of all of the then outstanding First Series of Diluted Series A Preferred Stock and regardless of whether any shares of First Series of Diluted Series A Preferred Stock are then issued and outstanding. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the First Series of Diluted Series A Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split, be adjusted by multiplying the then effective First Series of Diluted Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(h) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                           (i) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a non-cash dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of First Series of Diluted Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their First Series of Diluted Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period.

                           If the Common Stock issuable upon the conversion of the First Series of Diluted Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for else where in this Section 4), then and in each such event the holder of each share of First Series of Diluted Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of First Series of Diluted Series A Preferred Stock might have been converted immediately prior to such reorga nization, reclassification or change, all subject to further adjustment as provided herein.

                           (j) Mergers and Other Reorganizations. If (i) at any time or from time to time there shall be a Corporate Disposition and
         (ii) the holders of sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, ex pressly elect in writing to have the provisions of this
         Section 4(j), and not the provisions of Section 2, apply to such transaction, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the First Series of Diluted Series A

         Preferred Stock shall thereafter be entitled to receive upon conversion of the First Series of Diluted Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which such holders would have been entitled upon such capital reorganization, merger, consolidation or sale had such holders converted their shares of First Series of Diluted Series A Preferred Stock into Common Stock immediately prior to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the First Series of Diluted Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the First Series of Diluted Series A Conversion Price and the number of shares purchasable upon conversion of the First Series of Diluted Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the First Series of Diluted Series A Preferred Stock. The provisions of this Section 4(j) shall not in any way limit the rights of the holders of First Series of Diluted Series A Preferred Stock under
         Section 2 hereof if an election to have this Section 4(j) apply to such transaction is not made by such holders.

                  Notwithstanding anything herein to the contrary, in no event shall the Corporation's issuance and sale of Additional Series B Preferred Shares pursuant to the Purchase Agreement constitute an issuance of New Securities hereunder.

                           (k) Waiver. The holder or holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding First Series of Diluted Series A Preferred Stock may, by written notice to the Corporation, waive any adjustment to the First Series of Diluted Series A Conversion Price required under this Section 4.

                           (l) Notices. In each case of an adjustment or readjustment of the First Series of Diluted Series A Conversion Price, the Corporation will furnish each holder of First Series of Diluted Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  5.       Redemption.

                           (a) On or After February 1, 2008. At any time on or after February 1, 2008, at the election of the holders of a majority of the outstanding Series A Preferred Stock and Diluted Series A Preferred Stock, voting together as a single class on an as-converted basis, the Corporation shall redeem each share of First Series of Diluted Series A Preferred Stock, Series A Preferred Stock and other series of Diluted Series A Preferred Stock then outstanding for the Series A Redemption Price equal to as of the Series A Redemption Date as determined in accordance with Section 5(d) of Part C hereof.

                           (b) Termination of Rights. From and after the Series A Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the Series A Redemption Price, all rights of the holders with respect to such redeemed shares of First Series of Diluted Series A Preferred Stock (except the right to receive the Series A Redemption Price in accordance with the terms hereof upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                           (c) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and Diluted Series A Preferred Stock to be redeemed on the Series A Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Diluted Series A Preferred Stock, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Diluted Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Series A Redemption Date but which it has not redeemed at the Series A Redemption Price together with any accrued interest thereon as provided below. If any shares of First Series of Diluted Series A Preferred Stock are not redeemed because the Corporation failed to pay or tender to pay the aggregate Series A Redemption Price on all outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock, (i) all shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the unpaid portion of the Series A Redemption Price for the unredeemed portion at a per annum rate equal to twenty percent (20%) or the maximum rate of interest permitted under applicable law, whichever is less and (ii) if such Series A Redemption Price shall remain unpaid for a period of nine (9) months, then the Board of Directors shall take all actions that it deems necessary to fund the Series A Redemption Price, including, without limitation, the sale or liquidation of the Corporation.

                  6. Restrictions and Limitations. So long as the First Series of Diluted Series A Preferred Stock remains outstanding:

                           (a) The Corporation will not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any shares of Common Stock (other than pursuant to the exercise of stock options or other rights granted under the 1995 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan, or upon conversion of the Preferred Stock);

                                    (ii) Authorize any merger or consolidation
                  of the Corporation with or into any other corporation, partnership or entity (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Corporation immediately prior to such event) or permit the sale of all or any material portion of the capital stock or assets of the Corporation (other than sales in the ordinary course of business and consistent with past practices); or

                                    (iii) Incur, create, assume, become or be
                  liable in any manner with respect to, or permit to exist, any new or additional indebtedness or liability (other than up to $30 million in connection with the Corporation's revolving credit facilities with Banque Paribas and Fleet National
                  Bank).

                           (b) The Corporation will not, without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis:

                                    (i) Authorize or issue, or obligate itself
                  to issue, any equity securities at an effective per share price which is less than $173.25 (which price shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), other than any Additional Series B Preferred Shares issued pursuant to the Purchase Agreement;

                                    (ii) Authorize or issue a class or series of
                  stock having rights equal or senior to the Series B Preferred Stock, or a new class or series of Preferred Stock;

                                    (iii) Authorize any acquisition, merger or
                  consolidation of assets or stock of another corporation, partnership or entity in exchange for shares of equity securities of the Corporation which results in dilution to the existing stockholders, on a fully diluted, as converted basis, in excess of fifteen percent (15%); or

                                    (iv) Authorize or permit the reorganization,
                  liquidation, dissolution or winding up of the Corporation.

                           (c) The Corporation will not amend the charter documents of the Corporation so as to adversely effect the rights of the holders of First Series of Diluted Series A Preferred Stock with respect to dividends, liquidation preferences or redemption without the vote or affirmative written consent of holders of eighty percent (80%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock voting together as a single class, on an as-converted basis or, amend the charter documents or by-laws of the Corporation in any manner that adversely affects any other preferences, powers, rights or privileges of the holders of Series A Preferred Stock without the vote or affirmative written consent of holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding shares of Series A Preferred Stock and Diluted Series A Preferred Stock voting together as a single class, on an as-converted basis;

                           (d) The Corporation will not, without the affirmative vote of the holders of a majority of the outstanding shares of First Series of Diluted Series A Preferred Stock voting as a separate class increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of First Series of Diluted Series A Preferred Stock.

                  7. No Reissuance of First Series of Diluted Series A Preferred Stock. No share or shares of the First Series of Diluted Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the First Series of Diluted Series A Preferred Stock accordingly.

                  8. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of First Series of Diluted Series A Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Preferred Stock and Common Stock (or other securities) shall be entitled to exchange their shares of Preferred Stock and Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  9. Other Rights. Except as otherwise provided in the charter documents of the Corporation, as amended, shares of First Series of Diluted Series A Preferred Stock and shares of Common Stock shall be identical in all respects (each share of First Series of Diluted Series A Preferred Stock having equivalent rights to the maximum number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

                  10.      Miscellaneous.

                           (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication, addressed: (i) if to the Corporation, to its principal executive office (Attention: President) and to the transfer agent, if any, for the First Series of Diluted Series A Preferred Stock or other agent of the Corporation designated as permitted hereby, (ii) if to any holder of the Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                           (b) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the First Series of Diluted Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), to each holder of record of First Series of Diluted Series A Preferred Stock.

         E.  UNDESIGNATED PREFERRED STOCK

         The Undesignated Preferred Stock may be issued from time to time in one or more series of any number of shares pursuant to Section 4(k) of Part A and
Section 4(k) of Part C hereof, provided that the aggregate number of shares issued and not canceled of any and all such series, together with the aggregate number of shares of Series B Preferred Stock and Series A Preferred Stock then outstanding, shall not exceed 590,477 shares. Subject to the foregoing, the Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding.

         F.  COMMON STOCK

         Except as otherwise provided in this Part F or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

                  1. Voting Rights. Except as otherwise provided in this Part F or as otherwise required by applicable law, the holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the Corporation's stockholders; provided that the holders of the Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Class A Common Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (ii) all other consideration is equal on a per share basis.

                  2. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Class A Common Stock or Class B Common Stock, the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class A Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

                  3. Liquidation. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                  4.       Conversion.

                           (a)      Conversion of Class B Common Stock.

                                    (i) In connection with the occurrence (or
                  the expected occurrence an described in (iii) below) of any Conversion Event, each holder of Class B Common Stock shall be entitled to convert into an equal number of shares of Class A Common Stock any or all of the shares of such holders Class B Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                                    (ii) For purposes of this Section 4(a), a
                  "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities Act or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act"), if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934
                  Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving Corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purposes of this Section 4(a), a "person" shall include any natural person and any Corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

                                    (iii) Each holder of Class B Common Stock
                  shall be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corpora tion to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class B Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly exchanged back into the same number of shares of Class B Common Stock.

                                    (iv) Notwithstanding any other provision
                  hereof, in the event that the initial holder of the Class B Common Stock is licensed by the U.S. Small Business Administration as a Small Business Investment Company (an "SBIC") on or before September 1, 1996, then such initial holder shall be entitled to convert the Class B Common Stock held by such holder into Class A Common Stock within 3 months after the date such license is effective, and in the event that any entity controlling, controlled by or under common control with such initial holder is licensed as an SBIC on or before September 1, 1996, then any Class B Common Stock held by such affiliate of the initial holder will be convertible into Class A Common Stock within 3 months after the date such license is effective.

                           (b)      Conversion Procedure.

                                    (i) Unless otherwise provided in connection
                  with a Conversion Event, each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                                    (ii) Promptly after the surrender of
                  certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                                    (iii) The issuance of certificates for Class
                  A Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the in connection with such conversion and the related issuance of Class A Common Stock.

                                    (iv) The Corporation shall at all times
                  reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                                    (v) The Corporation shall not close its
                  books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock. The Corporation shall assist and cooperate with any holder of Class B Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                           (c)      Stock Splits. If the Corporation in any
manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

                  5. Amendment and Waiver. No amendment or waiver of any provision of this Part F shall be effective without the prior approval of (i) the holders of a majority of the then outstanding shares of Class B Common Stock voting as a separate class and (ii) the holders of a majority of the then outstanding shares of Class A Common Stock voting as a separate class.

         G. RANKING

         The Series B Stock shall rank pari passu with the Redeemable Preferred Stock and senior to the Senior A Stock and the Common Stock as to redemptions, dividends and the distribution of assets upon a Liquidation Event or Corporate Disposition. The Series A Stock shall rank senior to the Common Stock as to redemptions, dividends and the distribution of assets upon a Liquidation Event or Corporate Disposition.

                  IN WITNESS WHEREOF, TELETRAC HOLDINGS, INC. has caused this Certificate to be signed by its Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is the act and deed of the Corporation, this th day of October, 1998.


                                                     TELETRAC HOLDINGS, INC.



                                                     By /s/ Steven D. Scheiwe
                                                         Steven D. Scheiwe
                                                         Secretary